UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2019

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Iowa (State or other jurisdiction of incorporation)	001-31911 (Commission File Number)	42-1447959 (IRS Employer Identification No.)

6000 Westown Parkway, West Des Moines, Iowa (Address of principal executive offices)	50266 (Zip Code)

Registrant’s telephone number, including area code: (515) 221-0002

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John M. Matovina has notified the Board of Directors (the “Board”) of American Equity Investment Life Holding Company (the “Company”) of his intention to retire as the Company’s Chief Executive Officer (“CEO”) and President.  Mr. Matovina will continue to serve as CEO and President until a successor is appointed.  The Board of Directors will evaluate, with the assistance of an executive search firm, candidates to serve as CEO and President.  While there can be no assurance as to the exact timing or the success of the process, the Board anticipates it will name a successor CEO and President by December 31, 2019.  The Board will consider at a future date whether Mr. Matovina will continue to serve as Chairman of the Board following his retirement as CEO and President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2019	AMERICAN EQUITY INVESTMENT
LIFE HOLDING COMPANY

	By:	/s/ Renee D. Montz
	Name:	Renee D. Montz
	Title:	Executive Vice President, General Counsel & Secretary